U.S. SECURITIES AND EXCHANGE COMMISSION

                          Washington, DC 20549

                                Form 8-K

                              CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  September 15, 1995


                     California Micro Devices Corporation
              (Exact name of registrant as specified in its charter)



       California                 33-399-77                 94-2672609
(State or other jurisdiction     (Commission              (IRS Employer
    of Incorporation)             File Number)            Identification No.)



              215 Topaz Street, Milpitas, CA                  95035-5430
         (Address of principal executive offices)             (Zip Code)



        Registrant's telephone number, including area code: (408)263-3214


                            Not Applicable
       (Former name or former address, if changed since last report)


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

Item 5.	Information Released at Annual Shareholder's Meeting

   	On September 15, 1995, California Micro Devices Corporation
(the "Company") released certain information at its Annual Shareholder's
Meeting.

SIGNATURES

   	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  October 5, 1995                 CALIFORNIA MICRO DEVICES CORPORATION



                                        By:  /S/Scott Hover-Smoot
                                             Scott Hover-Smoot
                                             Secretary


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

ANNUAL SHAREHOLDER'S MEETING DISCUSSION

As Wade said, I'm Jeff Kalb, your new President and CEO. Over the next 30 minutes or so, I'd like to provide you with a status report and a look at the future directions of the Company. In the process, I'll introduce you to your new management team.

The fundamental challenges facing us as a Company are to generate revenue growth and to do that with a level of profitability that will provide you with an outstanding return on your investment. There are many hurdles to overcome to achieve this goal.

Here's the problem we're dealing with. The Company has not had any growth in product revenue. There have been some ups (such as the major spike in revenue attributable to Apple in 1993); and some downs (such as when the guaranteed business from the GTE acquisition dried up in 1991 and when the Apple business went away in FY 1994).

Under the surface, the semiconductor revenue gradually declined as the GTE products got old and weren't replaced. The thin film revenue gradually increased, although much of the old military thin film business has eroded and been replaced with commercial business. But, as I said, the net of all of this has been that the Company's product revenue has not changed in 10 years, except through acquisition. During that time period, the mature and relatively "staid" passive component's business has grown 50%, and the semiconductor industry has grown 350%. I would have expected CMD's growth to have been somewhere between the two.

The next part of the problem is that we need to get the profitability up. The retained earnings for the 8 years preceding the disastrous last two years, was less than $5M. This included the fact that there was a $10M favorable legal settlement in 1991 which was used to do some restructuring and that there was still about $3M in equipment for a canceled thin film head program on the books in FY93 which was reflected in the balance sheet until FY94.

Operationally, the Company has had net negative retained earnings since inception, even before the results of the last two years. If you were to look more carefully at these numbers, however, you would see that the core businesses in thin films and semiconductors probably made some profits in the first 8 years. A major contributor to these low levels of profits were failed attempts to enter businesses such as inkjet print heads, thin film magnetic heads, and other projects.

We have made a significant change in strategy and decided to focus and invest primarily in the thin film passives business. Over time, we will become more and more a thin film company, a role for which our facilities and business structure are well suited. There is a demonstrated market for this product which is growing, and which we expect to grow even more rapidly in the future. Additionally, we will build semiconductor products which compliment the thin film products and service the same base of customers so that we can get manufacturing and distribution leverage and build strong long term relationships with our customers.

Our facilities are old by semiconductor standards, so we will focus on specialty products, rather than try to go up against companies with newer, higher productivity facilities on leading edge products. To enable this focus, we've canceled some projects. We stopped a project to get into the high voltage, dielectrically isolated semiconductor business, where we have no expertise.

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

We also canceled a project to get into the thin film inductor business, where we lacked the requisite skills and capabilities to satisfy the customer's requirements. And a project to get into the serial line communications device business, where we had been legally enjoined from participating in the majority of the business, has been canceled, along with funding for a Company attempting to develop communication equipment.

Finally, we canceled a major assembly joint venture in the Philippines with Hitachi Metals when a detailed analysis by both Companies concluded there was no way to make this a profitable endeavor until we were dramatically larger than we are, or can project to be, in the next few years. This project would have consumed all of our cash and more.

One of my first priorities was to strengthen the management team.

John Trewin, Vice President and Chief Financial Officer, came to us with over seven years experience as a CFO at O'Brien and at Ampex. He brought on board John Clardy as Corporate Controller, having previous controller experience at Atari and Ampex.

Ari Schifrin, Vice President, Operations, a semiconductor veteran of over 25 years, joined us after experience at National Semiconductor, Data General, and Xicor, which, as Executive Vice President, he built from the development stage to a $100 million company. Ari, in turn, recruited Manny Mere, General Manager of our Milpitas operations. Manny has extensive executive experience in manufacturing and Far East operations, most recently at Cypress Semiconductor and Catalyst Semiconductor.

Most recently, Bob Filiault became our Vice President, Sales, after four years as Vice president of North American Sales for Burr-Brown, preceded by a successful 12 year career at Phillips/Signetics. Carl Ross, another semiconductor veteran, manages East Coast sales for Bob.

There are also a number of important people who were with the Company before I joined, and they have been strengthening their teams.

Richard Helfrich, the VP of Marketing, joined us a little over a year ago, right before chaos set in. Richard is another industry veteran of over 30 years, with experience at Monolithic Memories, AMD, and as one of the founders of Vitesse Semiconductor. He has, in turn brought in John Nemec, a senior applications manager, and they and the rest of the marketing team have brought in other senior people.

Dr. Hariharan also joined us a year ago as VP of engineering after a successful 25 year career at Magnavox and has been adding to the engineering staff.

Scott Hover Smoot, has been here over a year now, having joined us to handle primarily intellectual property matters after a successful career with Berliner Cohen and having performed admirably as Corporate counsel during these times of trouble.

Zia Malik is also an industry veteran of long standing, having worked for companies such as AMI, National Semiconductor, LSI Logic and others. He manages our partnership with Hitachi.

Staffing is an on-going project, especially as we grow. And we are looking to bring in additional talented people over time.

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

The second strategic element is to get revenue growing. When I came on board, one of the first things I did was to talk to our customers and our reps. I got beat up pretty badly about customer service in general and about on-time delivery in particular. It was also clear, that with a few exceptions, most of our customers didn't "NEED" us. We weren't "KEY SUPPLIERS" to a significant number. From that I decided that a focus on the customer, through both products and service, had to be the cornerstone of our business turnaround. One rep told me that if we could just avoid losing customers as fast as they found them, we would just naturally grow. I'm not going to bank on that, but it is a comforting thought.

To find out how we were positioned, we began taking some customer and rep surveys using 6 different categories. We got a pretty low ranking on a scale of 1 to 10. We are making some progress, but it's slow and we have a lot of bad impressions to overcome.

One of the major issues has been our on time delivery. We were shipping as much as 70% of our line items delinquent to our own commit date, much less the customer request date. The dollar value of the delinquencies were down at the 5 - 7% level, but that really reflects our internal focus of making sure we got the revenue, as opposed to our new external focus on satisfying the customers needs. Late deliveries not only make the customer unhappy, but result in increased costs through expedite charges, people monitoring special lots to hustle them through the fab, and significant management involvement. They also lead to increased mistakes.

The dramatic increase in bookings and some assembly constraints in ramping up, has put a lot of pressure on customer service and made it difficult to make as much progress on this front as I would have liked. But we'll get there. Fundamental to improving customer service is the notion that the customer may not always be right, but they are always the customer and we have to do our utmost to satisfy their requirements.

One of the first things we did after my baptism of fire was to eliminate multiple sources of the same data and focused on getting one set to be correct. We had to at least to be able communicate effectively among ourselves. This wasn't as easy as it might seem, taking over 6 months before the wrinkles were ironed out. We re-organized the first line customer interface and created a tactical marketing unit to handle it, centralising all such activity in Milpitas and allowing the customer to interface with one entity instead of the two they previously had to deal with.

The tactical marketing people were provided with some improved, albeit still woefully inadequate information systems. Marketing forecasts were re-implemented and forced down to a customer by customer detailed level which we monitor, correct, and improve on a monthly basis.

In order to utilize our resources most effectively we have narrowed our focus, concentrating on PC's, Work Stations, Mobile Telecom, Auto, and some of our traditional Instrumentation and special-use customers. The purpose in narrowing the focus is so that we can become value added contributors to these applications areas, not just component suppliers. Within those areas, we are directing most of our resources to 40 Strategic and Target accounts, some of whom we do business with, and others of which we don't. The total served available market in these accounts is more than enough to assure our growth for the next several years.

We have announced and are evolving a family of Standard Products and trying to direct as much business as possible to these products. For those who require smaller volumes of many different

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

parts, we are developing a family of "tuneable parts" which can be quickly customized for customer requirements. We are discouraging small volume custom business by raising minimum order sizes and demanding higher levels of NRE. Previously, we were taking orders for custom parts for as little as $100 per line item. And we have narrowed the product line somewhat by eliminating some of the tremendous variety of packages we were offering. Our methods for serving the customers will continue to evolve as we learn more about their requirements.

From a product and technology perspective, there are two things we need to do if we are to become truly important to our customers and make a good profit margin. We must provide unique solutions to our customer's problems, and identify and satisfy a compelling need.

For those of you who are familiar with the terminology and concepts in the book "Crossing the Chasm" by Geoffrey Moore we have historically been serving the early adopters and technology enthusiasts. To cross over the chasm and get into the mainstream of the passives market, we need a bridge or hook in the form of solving some compelling customer needs in a unique and cost effective way. For example, high speed processor busses need terminations with lower crosstalk; Cellular phones, which have been an area CMD has been attempting to penetrate, need better filter characteristics. And many of our filter customers need higher operating frequencies, better ESD protection, and a variety of other characteristics.

Thin Film passives have always had a frequency and size advantage over traditional passives, but today's applications require even higher frequency
operation and greater densities.   Thin Film passives are uniquely suited to
 satisfy these needs. We have identified three such compelling needs in large markets , one in the area of terminations, and two in filters, for which we are developing solutions unique to CMD which we think have outstanding value.

In some respects, providing the right products is simply a matter of listening carefully to your customer's needs, and improving technology in the direction necessary to satisfy those requirements. We are redesigning all of our high volume passives with new process technology, making heavy use of simulation and modeling techniques to achieve every possible advantage for our customers. Customers need higher frequency capability and better performance, and were getting about a 3X improvement in capability with our new designs. At the same time, we're reducing die sizes by a factor of 2-4X, lowering costs in the process. Lower costs will ultimately make it possible for our customers to use our products in more applications. Smaller die sizes also allow the devices to be put in smaller packages for higher system density. This permits our customers to squeeze yet more functionality into some impossibly small space. And we're targeting better quality, especially in the area of Electrostatic Discharge Protection, to meet today's advanced quality and reliability requirements.

To achieve both our profitability and growth goals, we have to improve our margins while at the same time reducing our prices. Semiconductors and thin film passives costs are yield driven. We are investing in improving the facilities, and upgrading equipment and process control to get better yields. This will lead to higher and more predictable output, with less over-runs, less scrap and waste, as well as better customer service. In order to drive down our costs further, we are investing in new, better, faster, equipment and better process control.

As we re-design products for better performance, we're shrinking the size of the die to get more die per wafer and in some cases simplifying the processes for even higher yield and better throughput. And we've begun the process of consolidating our offshore assembly vendor base and establishing

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

test capability on the assembly vendor's site. We have already qualified the first offshore test operation, and will eventually ship direct from there to customers world-wide to reduce freight and handling costs.

For the next few years, however, we won't have the products to utilize our facilities fully and need to spread costs. To do that we've begun doing some foundry business. Though this is traditionally lower margin business, it will help to spread the fixed costs. We have a qualification with our first customer and will begin to ramp up.

The last, and by no means least strategic element is the installation of management information systems. They are core to everything we're doing. We have installed computer networking for electronic document distribution, reception and distribution of Faxes, as well as E-Mail. and general office functions.

The first ever WIP system is now operational in Milpitas and this will soon be expanded to provide a complete standard cost system, with the ability to analyze financial variances down to the part level. This capability should be available in Tempe by mid October, replacing a system from the early 1980's. One of the inhibiting factors in installing systems has been lack of documentation of the business processes. We have undertaken a massive documentation effort which is nearly complete. This should also allow us to qualify for ISO 9000, which would otherwise have been impossible. The next step which we have begun is the installation of a full Manufacturing Resource Planning system, which will have Electronic Data Interchange to Customers, planning capabilities, automated reports, etc. We will get the basic system on line by the end of December. But we will spend at least another year bringing the full capabilities on line. And we have also been working on policies and procedures for HR, adopting formal job classifications and salary reviews. Stock administration has also been upgraded. These may not seem like rocket science endeavors, but they are major tasks requiring incredible amounts of attention and manpower.

While it is still quite early in the process, there are some things to look at. For instance, bookings are the prelude to revenue growth, and they have been strong. The 6+ million dollars of bookings in Q4 FY94, which ended in June 1994, pretty well tracked with the average revenue for that fiscal year. After the beginning of CMD's troubles, the bookings for the fall December quarter of FY95 declined significantly. It's not clear whether this was due to customers holding back, or to the lack of focus within the Company. It is very clear, however, that we lost a lot of potential design wins during the second and third quarters, and that this will negatively impact our performance for the next two years. However, in Q3 FY95, ending in March, and Q1 FY96 ending in June, bookings jumped to a level almost twice as high as the run rate coming out of FY94. The book to bill ration was 1.4:1.

Some customers who had clearly left the Company have come back and are putting our products into new designs. Summer months, however, are a notably slow time for our business. So it's unclear what the sustainable bookings level will be going forward, but we clearly expect this quarter to again be above 1:1.

One of the most often asked questions is where are CMD's products used.


                           USES OF CMD PRODUCTS

                       	PC & PERIPHERALS				      42%
                      		FIXED COMMUNICATIONS			   15%
                       	WORK STATIONS				         14%
                      		PORTABLE COMMUNICATIONS		 10%
                      		INSTRUMENTS				           7%
                      		MEDICAL					              4%
                      		MILITARY					             3%
                      		AUTOMOBILE				            2%
                      		OTHER					                 3%


The largest segment, 42%, is in the PC and PC peripherals business. The next largest segments are fixed/ground based communications, workstations, and portable communications in that order. All of these areas are growing rapidly. The traditional medical and instrumentation businesses are relatively flat. The automotive business is embryonic, and the military business is rapidly going away. The next key metric is product shipments. The distinction needs to be made between product shipments and reported product revenues.

At the beginning of FY95, the Company adopted a more conservative accounting method typical of the semiconductor industry. We now recognize revenues from distributor shipments only after the distributor re-sells the product. During most of the year, distributors were reducing their inventories, so
product shipments were below reported revenue.   That is changing as their
inventories come into balance, and that phase is essentially over. In the future, I would expect that product shipments would have to be slightly above reported revenue for the distributors do to keep their inventories in line with increasing sales.

When bookings declined in Q2 and distributors began reducing inventories, the Company scaled back its production capability to match requirements, letting people go in manufacturing and dropping to a very low and unsustainable assembly contracting level in Q2. This was unfortunate from a timing standpoint, because when bookings picked up in March, the assembly industry had become extremely strapped for capacity and we were out of the market, having lost some of our allocations.

Despite this, we have been able to ramp-up product shipments significantly and gradually improve the level of customer service. The assembly situation, while continuing to be tight, has gotten better for us, and it appears we will be covered for the rest of the fiscal year. A lot of credit for this goes to Ari Schifrin and Manny Mere for their efforts in securing this capacity. They drew on a lot of old relationships to get us new capacity.
A Company coming out of two years of severe losses, and essentially no retained earnings for the eight years before that this cannot be overstated.

In the first quarter of FY96 we turned the corner and became profitable on a quarterly basis for the first time in two years. This was about one quarter ahead of our internal schedule. Prior to that, we had been running over $2M/ Quarter in losses, including our high legal and audit fees. I haven't spent the time to dissect Q4 FY94, but I suspect that if you take out some extraordinary write-downs, it was at about the same level.

Looking forward, I have an ongoing concern about legal expenses being tremendously variable. They were about $400K last quarter, $200K of which were directly associated with the shareholders

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

suits and SEC investigations and $200K associated with other cleanup. While I expect the operating profit to continue to strengthen, these expenses will continue at a high level for an extended period of time, and must be considered to be highly variable. That means they can, and most likely will, take some big jumps up again. But even at their Q1 level of $400K, this is an enormous percentage of the Company's true operating profit and it's going to be difficult to see the desired level ofprofitability until such time as we get some resolution, both to the shareholders suits and to some of the investigations and other litigation.

Receivables are more than just a measure of the effectiveness of collections people. They are a measure of quality, of shipping what the customer orders, when they order it, and of generally making the customer feel they should be paying for a proper service rendered.

I'm pleased to report that the number of days necessary to collect receivables is declining even as the volume of business has picked up. We've gotten down to 52 days, about typical for the semiconductor industry. This is partly due to the fact that we have achieved more linear shipments throughout the quarter - running about 30/30/40 versus the tremendous hockey sticks that had been customary. Additionally, there has been a concerted effort to clean up problem accounts and to avoid creating new ones. While I'm pleased to be down to the level of the industry, I think we can do better, especially if we keep our shipments fairly level.

The Company came into this period with a strong cash position due to the Hitachi investments and the calling of some warrants in the fall of 1993. We were on a cash slide this time a year ago, and actually for some time before that. In the second calendar quarter of this year, this slide was essentially arrested, despite the fact that we have been doing some substantial buy-outs of old leases to make better use of the large amount of cash we have on hand.


                           CASH & SECURITIES
                        (Amounts in Thousands)
-----------------1994---------------------
Aug      Sep      Oct      Nov      Dec
29,220   29,506   26,958   23,313   23,406


-------------------------------1995----------------------------------
Jan      Feb      Mar      Apr      May      Jun      Jul      Aug
21,589   22,119   18,959   17,913   18,106   17,947   21,614   22,244


In the July and August time frame, we not only saw the benefits of reduced receivables, but pulled in substantial amounts of cash by recovering moneys from the canceled assembly project in the Philippines and large tax payments that were made last summer before the restatement of FY94.

In summary, I believe we have a significant opportunity for Growth and Profit. We intend to accomplish that by focusing on the exciting opportunity we have in thin film passive components where we are the industry leader. There's a lot of work to do, and it will take time. I appreciate your support in this effort, and we plan to do everything we can make your stock ownership a profitable venture for you.


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